EXHIBIT 32

CERTIFICATION

Each of the undersigned, the President and Chief Executive Officer and the Chief Financial Officer and Secretary of Conexant Systems, Inc. (the “Company”), hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best knowledge of the undersigned, the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 30, 2012, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 14, 2012

/s/ SAILESH CHITTIPEDDI
Sailesh Chittipeddi
President and Chief Executive Officer
(Principal Executive Officer)

/s/ CARL M. MILLS
Carl M. Mills
Chief Financial Officer and Secretary
(Principal Financial Officer and Principal Accounting Officer)

This certification accompanies the Report pursuant to Rule 13a-14(b) or Rule 15d-14(b) under the Securities Exchange Act of 1934 and 18 U.S.C. Section 1350 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liability of that section. This certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the registrant specifically incorporates it by reference.